RS No. xx-x        Exhibit 10.2
META FINANCIAL GROUP, INC.
2002 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
Non-Employee Directors Award In Lieu of Cash Retainer
You have been granted a Restricted Stock Award by Meta Financial Group, Inc. (the “Corporation”) subject to your acceptance of the terms herein. This Restricted Stock Award is granted by the Corporation in accordance with the Meta Financial Group, Inc. 2002 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”), and the following terms and conditions. Any capitalized term used but not defined in this Agreement shall have the meaning set forth in the Plan. By your electronic signature consenting to the Restricted Stock Award, you also agree that you have read and agree to be bound by the terms of this Agreement and the Plan and that you have been furnished a prospectus describing the Plan.
1.Restricted Shares. You have been awarded under the Plan, as an Award of Restricted Stock (the “Restricted Shares”), shares of common stock of the Corporation, par value $.01 per share (“Common Stock”), subject to the restrictions and other terms and conditions set forth in this Agreement and in other communications and documents approved by the Corporation. A copy of the Plan, as currently in effect, is incorporated by reference and is available as a separate document in the participant portal. The number of Restricted Shares and the grant date for this Award (the “Grant Date”) are as set forth on the Computershare (or successor) system in respect of your Restricted Stock Award.
2.Transfer Restrictions. The Restricted Shares have been awarded to you in lieu of cash retainers and fees otherwise payable to you on the Grant Date, based on your election, and therefore are fully vested upon grant and not subject to additional transfer restrictions.
3.Documentation of Restricted Shares. As of the Grant Date, the Corporation shall issue Common Stock either in certificate form or book-entry form in your name with respect to the Restricted Shares.
4.Delivery of Shares of Common Stock. The Corporation’s obligation to deliver shares of Common Stock pursuant to your stock award, if the Committee so requires, is conditioned upon the receipt of a representation as to your investment intention or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the Securities Act of 1933, as amended, or any other federal, state or local securities law or regulation. In requesting any such representation, the Committee may provide that such representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under the Securities Act of 1933 or other securities law or regulation. The Corporation shall not be required to deliver any Common Stock upon the vesting of the Restricted Shares prior to (i) the admission of such shares to listing on any stock exchange or system on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.
5.Stockholder Rights with respect to Restricted Shares. Subject to the restrictions and limitations set forth in the Plan and this Agreement, you shall have all of the rights of a

RS No. xx-x        Exhibit 10.2
stockholder of the Corporation with respect to the Restricted Shares, including, but not limited to, the right to receive all dividends paid on the Restricted Shares and the right to vote the Restricted Shares.
6.Binding Effect of Agreement. The provisions of this Agreement and your Restricted Stock Award shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and the successors and assigns of the Corporation and any person to whom the Restricted Shares are transferred by will or by the laws of descent and distribution.
7.Notices. All notices hereunder to the Corporation shall be delivered or mailed to it addressed to the Secretary of Meta Financial Group, Inc., 5501 South Broadband Lane, Sioux Falls, South Dakota 57108. Any notices hereunder to you shall be delivered personally or mailed to your address in the Corporation’s records. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or to you, as the case may be.
8.Plan and Plan Interpretations as Controlling. This Agreement, the Restricted Stock Award information available on Computershare (or its successor), and the terms and conditions set forth herein are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon you or your legal representatives with regard to any question arising under this Agreement or under the Plan.
9.Participant Service. Nothing in this Agreement shall limit the right of the Corporation or any of its Affiliates to terminate your service as a director, officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept your services.
10.Participant Acceptance. You shall signify your acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy of this Agreement to the Corporation at the address set forth in Section 11 above. In signing this Agreement, you, to the extent you are an executive officer, director or ten percent stockholder of the Corporation or MetaBank, acknowledges that the Restricted Shares may not be sold or otherwise transferred by you except in accordance with the Company's Insider Trading Policy and provisions of Section 16 of the Securities Act of 1934, as amended from time to time.

RS No. xx-x        Exhibit 10.2
11.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

META FINANCIAL GROUP, INC. By: First Name Last Name Compensation Committee Chair	PARTICIPANT First Name Last Name Street Address City, State Zip Code

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